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                                                                   EXHIBIT 2.2

                            PLAN OF CONSOLIDATION
                                   MERGING
                         GENERAL GENETICS CORPORATION
                                   (PARENT)
                                     INTO
                        NOTE BANKERS OF AMERICA, INC.
                                 (SUBSIDIARY)


     AGREEMENT OF MERGER entered into as of the 30th day of August, 1996, made by and between Note Bankers of America, Inc. ("NBA"), a corporation organized and existing under the laws of the State of Texas, and General Genetics Corporation ("GGC"), a corporation organized and existing under the laws of the State of Delaware.
     WHEREAS, Note Bankers of America, Inc. is a wholly owned subsidiary of General Genetics Corporation.
     WHEREAS, General Genetics Corporation does deem it advisable and generally to the welfare of said corporation and their respective stockholders that it merge into Note Bankers of America, Inc. for the purposes of changing its name and its state of incorporation.
     WHEREAS, General Genetics Corporation has an authorized capital of 500,000,000 shares of $.001 common stock, of which 5,000,000 are now issued and outstanding.
     WHEREAS, the registered office of said Note Bankers of America, Inc. in the state of Texas is located at 770 S. Post Oak Lane, Suite 690, Houston, County of Harris, Texas and the registered office of General Genetics Corporation is located in the city of Dover, County of Kent, State of Delaware.
     NOW THEREFORE, the corporations, parties to this agreement, by and between their respective boards of directors, in consideration of the mutual covenants, agreements and provisions hereinafter contained, have agreed that General Genetics Corporation shall be merged into its wholly owned subsidiary, Note Bankers of America, Inc., pursuant to section 253 of the General Corporation Law of the State of Delaware, and Article 5.16 of the Texas Business Corporation Act, and do hereby agree upon and prescribe the terms and conditions of said merger and of carrying the same into effect as follows:
     FIRST: General Genetics Corporation shall be and hereby is merged into Note Bankers of America, Inc., which shall be the surviving corporation, hereinafter usually referred to as "the corporation" which shall be governed by the laws of the State of Texas;

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     SECOND:   The  Articles  of  Incorporation  of  Note  Bankers of America,
Inc. as in effect on the effective date of the merger, shall continue in full force and effect as the Articles of Incorporation of the Surviving Corporation;
     THIRD:    The  manner of converting the outstanding shares of the capital stock of the constituent corporations into the shares or other securities of the surviving corporation shall be as follows:
               (A)      Upon  the  Effective  Date,  each  of  the  issued and
outstanding shares of common stock of General Genetics Corporation and all rights in respect thereof shall be converted into one fully paid and nonassessable share of common stock of Note Bankers of America, Inc., and each certificate nominally representing shares of common stock of General Genetics Corporation shall for all purposes be deemed to evidence the ownership of a like number of shares of common stock of Note Bankers of America, Inc. The holders of such certificates shall not be required immediately to surrender the same in exchange for certificates of common stock of Note Bankers of America, Inc. but, as certificates nominally representing shares of General Genetics Corporation are surrendered for transfer, Note Bankers of America, Inc. will cause to be issued certificates representing shares of common stock of Note Bankers of America, Inc. and, at any time upon surrender by any holder of certificates nominally representing shares of common stock of General Genetics Corporation, Note Bankers of America, Inc. will cause to be issued therefor certificates for a like number of shares of common stock of Note Bankers of America, Inc
               (B)      As  soon as practicable after the Effective Date, Note
Bankers  of America, Inc. shall mail written notice of the consummation of the
consolidation.    The written notice will instruct the shareholders of General
Genetics Corporation of the above information and that they may deliver their shares in General Genetics Corporation to the offices of Note Bankers of America, Inc. at 770 S. Post Oak Lane, Suite 515, Houston, Texas 77056.
               Upon  receipt  of  the  stock  certificate  in General Genetics
Corporation, Note Bankers of America, Inc. shall, as soon as reasonably practicable, issue new certificates of the common stock of Note Bankers of America, Inc. in the appropriate amounts and enter said issuance of shares in the stock record book of Note Bankers of America, Inc
     FOURTH:   The  terms and conditions of the merger provided for herein are as  follows:
               Until  altered,  amended  or  repealed, as herein provided, the bylaws of Note Bankers of America, Inc. as in effect at the date of the execution of this agreement, shall be the bylaws of the surviving corporation.

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               The first board of directors of the surviving corporation after the date when the merger provided for herein shall become effective shall be the directors of General Genetics Corporation in office at the date when this agreement becomes effective, who are as follows:
               Allen  E.  Myers
               770  S.  Post  Oak  Lane,  Suite  690
               Houston,  Texas  77056

               E.  Donald  DeYoung
               770  S.  Post  Oak  Lane,  Suite  690
               Houston,  Texas  77056

               Louis  J.  Blenderman
               770  S.  Post  Oak  Lane,  Suite  690
               Houston,  Texas  77056

               The officers of the surviving corporation shall be after the date when the merger provided for herein shall become effective shall be the officers of General Genetics Corporation in office at the date when this agreement becomes effective, who are as follows:
               Chairman/CEO:                    Allen  E.  Meyers
               President/COO:          E.  Donald  DeYoung
               Secretary/Treasurer:          William  Herndon

               The surviving corporation shall pay all expenses of carrying this agreement of merger into effect and of accomplishing the merger.
               The surviving corporation may be served with process in the State of Delaware in any proceeding for enforcement of any obligation of General Genetics Corporation as well as for enforcement of any obligations of the surviving corporation arising from the merger, including any suit or other proceeding to enforce the right of any stockholder as determined in appraisal proceedings pursuant to the provisions of section 262 of the General
Corporation Law of the State of Delaware, and it does hereby irrevocably appoint the secretary of State of Delaware as its agent to accept service of process in any such suit or other proceeding. The address to which a copy of such process shall be mailed by the Secretary of State is Attention: E. Donald DeYoung, President, 770 S. Post Oak Lane, Suite 690, Houston, Texas 77056.

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               ARTICLES  OF  MERGER  and  any  other appropriate documentation shall be filed in the office of the Secretary of State, State of Texas, and a Certificate of Ownership and Merger and any other appropriate documentation in the office of the Secretary of State of Delaware, and a copy duly certified by said Secretary of State of Delaware shall be recorded in the office of the recorder of deeds for Kent County, and upon the filing such documents as required by law in the office of the Secretary of State of Delaware, the merger herein provided for shall be effective.


                              /S/  E.  Donald  DeYoung
                              -------------------------------
                              E.  Donald  DeYoung,  President
                              General  Genetics  Corporation



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                           CERTIFICATE OF SECRETARY
                                      OF
                         GENERAL GENETICS CORPORATION

     The undersigned, being the Secretary of GENERAL GENETICS CORPORATION, ("GGC"), a corporation organized and existing under the laws of the State of Delaware, does hereby certify under the seal of the corporation that the foregoing Plan of Consolidation to which this certificate is attached was duly submitted to the stockholders entitled to vote of said General Genetics Corporation, at a special meeting thereof for the purpose of acting on the Plan of Consolidation. Due notice of the time, place and purpose of said meeting was mailed to each stockholder of said corporation at least 20 days prior to the date of the meeting. At said meeting, the Plan of Consolidation was considered by the vote of stockholders entitled to vote of the corporation. And, a vote having been taken for the adoption or rejection by them of the Plan of Consolidation, at least a majority of the outstanding stock entitled to vote of the corporation was voted for the adoption of the Plan.

DATED:Sept.    19,  1996

                              /S/  W.  T.  Herndon
                              _____________________________________________
                              SECRETARY